As filed with the Securities and Exchange Commission on April 16, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LAIDLAW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0390488 (I.R.S. Employer Identification No.)

55 Shuman Boulevard, Suite 400
Naperville, Illinois 60563
(630) 848-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laidlaw International, Inc. 2003 Equity and Performance Incentive Plan
(Full title of the plan)

Douglas A. Carty
Senior Vice President and
Chief Financial Officer
55 Shuman Boulevard, Suite 400
Naperville, Illinois 60563
(630) 848-3000
(Names and address, including zip code, and telephone number, including area code, of agents for service)
Copy of all communications to:

Office of General Counsel Laidlaw International, Inc. 55 Shuman Boulevard, Suite 400 Naperville, Illinois 60563 (630) 848-3000	Peter D. Clarke, Esq. Jones Day 77 West Wacker Chicago, Illinois 60601 (312) 782-3939

CALCULATION OF REGISTRATION FEE
		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)(2)	Per Share(3)	Offering Price(3)	Registration Fee(4)
Common Stock, $.01 par value (including the associated rights to purchase Series A Junior Participating Preferred Stock, $.01 par value)	4,971,312 shares	$14.26	$70,890,909.12	$8,981.88

(1)	In addition, pursuant to Rule 416 of the Securities Act of 1933, this registration statement also covers such additional shares of common stock that may become issuable pursuant to the anti-dilution provisions of the Laidlaw International, Inc. 2003 Equity and Performance Incentive Plan (the “Plan”).

(2)	Rights to purchase Series A junior participating preferred stock are attached to and will trade with the common stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the market price of the common stock.

(3)	The proposed maximum offering price per share is an estimate made solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, and is based on the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on April 14, 2004, within five business days of filing.

(4)	Since no separate consideration is paid for the preferred stock purchase rights, the registration fee for those securities is included in the fee for the common stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, previously filed by Laidlaw International, Inc. (“Laidlaw International”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this registration statement:

(1)	Laidlaw International’s Annual Report on Form 10-K for the year ended August 31, 2003;

(2)	Laidlaw International’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2003;

(3)	Laidlaw International’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2004;

(4)	Laidlaw International’s Current Reports on Form 8-K dated December 16, 2003, January 27, 2004, February 2, 2004 and March 30, 2004;

(5)	Laidlaw International’s Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held on February 10, 2004, filed with the Commission on December 19, 2003;

(6)	Laidlaw International’s Registration Statement on Form 8-A relating to its common stock, filed with the Commission on February 3, 2004; and

(7)	the description of the rights to purchase shares of Laidlaw International’s Series A junior participating preferred stock contained in Laidlaw International’s Registration Statement on Form 8-A, filed with the Commission on February 12, 2004.

     All documents subsequently filed by Laidlaw International pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Laidlaw International’s certificate of incorporation provides that it will indemnify, to the full extent permitted by the Delaware General Corporation Law or any other applicable law as in effect from time to time, each person who is or was or had agreed to become a director or officer of Laidlaw International and each such person who is or was serving or who had agreed to serve at the request of Laidlaw International’s board of directors or an officer of Laidlaw International as an employee or agent of Laidlaw International or as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other entity, whether for profit or not for profit (including the heirs, executors, administrators or estate of such person). Laidlaw International’s bylaws provide that it will, to the fullest extent permitted by applicable law, indemnify any person who is or was involved in any manner (including, without limitation, as a party or witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the company to procure a judgment in its favor) by reason of the fact that such person is or was or had agreed to become a director or officer of Laidlaw International or is or was serving Laidlaw International at the request of its board of directors or of an officer of Laidlaw International as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other entity, whether for profit or not for profit, or anything done or not done by such person in any such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding. The indemnification provided by Laidlaw International’s certificate of incorporation is not exclusive of any other rights to which any person seeking indemnification may be entitled under its bylaws, any agreement, vote of stockholders or disinterested directors or otherwise. Laidlaw International may purchase and maintain insurance to protect it and any officer, director or other person described above against any expenses, judgments, fines and amounts paid in settlement or incurred by any such person in connection with any proceeding, to the fullest extent permitted by applicable law as then in effect.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such person for expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with that action’s defense or settlement, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that the indemnity is proper.

     The Delaware General Corporation Law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Delaware General Corporation Law.

     Under the Delaware General Corporation Law, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

     (1) by a majority vote of the directors who are not parties to the action, suit or proceeding, even if less than a quorum;

     (2) by a committee of directors designated by a majority vote of directors who are not parties to the action, suit or proceeding, even if less than a quorum;

     (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion; or

     (4) by the stockholders.

     Laidlaw International is also parties to indemnification agreements with its directors. Under these agreements, Laidlaw International has agreed to indemnify, defend and hold harmless, to the fullest extent permitted by Delaware law, any person made party or who is threatened to be made a party to any litigation or other claim by reason of the fact that he is or was a director. The director, however, is not entitled to indemnification under the agreement in connection with any claim initiated by him against Laidlaw International or any of its directors unless Laidlaw International has joined in or consented to the initiation of such claim. In addition, Laidlaw International has agreed to advance to the director specified expenses paid or incurred in connection with defending the claim or relating to, arising out of or resulting from the claim. The rights of the directors under the indemnification agreements is in addition to any other rights they may have under Laidlaw International’s certificate of incorporation, bylaws or the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description of Exhibit
4.1	Laidlaw International, Inc. 2003 Equity and Performance Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 10-Q of Laidlaw International, Inc. for the quarter ended May 31, 2003)

4.2	Certificate of Incorporation of Laidlaw International, Inc. (incorporated by reference to Exhibit 4.1 to the Form 8-K of Laidlaw International, Inc. filed on July 9, 2003)

4.3	By-Laws of Laidlaw International, Inc. (incorporated by reference to Exhibit 4.2 to the Form 8-K of Laidlaw International, Inc. filed on July 9, 2003)

4.4	Rights Agreement, dated as of June 23, 2003, between Laidlaw International, Inc. and Wells Fargo Bank Minnesota, National Association, as rights agent (incorporated by reference to Exhibit 4.3 to the Form 8-K of Laidlaw International, Inc. filed on July 9, 2003)

*5.1	Opinion of Jones Day

*23.1	Consent of Jones Day (included in Exhibit 5.1 filed herewith)

*23.2	Consent of PricewaterhouseCoopers LLP

*24.1	Power of Attorney
*	Filed herewith.

Item 9. Undertakings.

a. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois on the 15th day of April 2004.

LAIDLAW INTERNATIONAL, INC.
By:	/s/ Douglas A. Carty
Douglas A. Carty
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of April 2004.

Signature	Title(s)

/s/ Kevin E. Benson Kevin E. Benson*	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Douglas A. Carty Douglas A. Carty	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey W. Sanders Jeffrey W. Sanders	Vice President, Corporate Development and Controller (Principal Accounting Officer)

/s/ John F. Chlebowski John F. Chlebowski*	Director

/s/ James H. Dickerson, Jr. James H. Dickerson, Jr.*	Director

/s/ Lawrence M. Nagin Lawrence M. Nagin*	Director

/s/ Vicki A. O’Meara Vicki A. O’Meara*	Director

Signature	Title(s)

/s/ Richard R. Randazzo Richard R. Randazzo*	Director

/s/ Maria A. Sastre Maria A. Sastre*	Director

/s/ Peter E. Stangl Peter E. Stangl*	Director

/s/ Carroll R. Wetzel, Jr. Carroll R. Wetzel, Jr.*	Director

*	Signed by Douglas A. Carty, pursuant to a power of attorney filed as an exhibit to this registration statement.

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.1	Laidlaw International, Inc. Equity and Performance Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 10-Q of Laidlaw International, Inc. for the quarter ended May 31, 2003)

4.2	Certificate of Incorporation of Laidlaw International, Inc. (incorporated by reference to Exhibit 4.1 to the Form 8-K of Laidlaw International, Inc. filed on July 9, 2003)

4.3	By-Laws of Laidlaw International, Inc. (incorporated by reference to Exhibit 4.2 to the Form 8-K of Laidlaw International, Inc. filed on July 9, 2003)

4.4	Rights Agreement, dated as of June 23, 2003, between Laidlaw International, Inc. and Wells Fargo Bank Minnesota, National Association, as rights agent (incorporated by reference to Exhibit 4.3 to the Form 8-K of Laidlaw International, Inc. filed on July 9, 2003)

*5.1	Opinion of Jones Day

*23.1	Consent of Jones Day (included in Exhibit 5.1 filed herewith)

*23.2	Consent of PricewaterhouseCoopers LLP

*24.1	Power of Attorney
*	Filed herewith.